For Release April 24, 2008                                                                                   Contacts:
5:00 p.m. EDT                                                                                                           Media:  Tracy Kilgore
                                                                                                                                                                                                    423-224-0498 / tjkilgore@eastman.com
                                                                                                                                                                                                                                     Investors:  Greg Riddle
                                                                                                                                                                                     212-835-1620 / griddle@eastman.com

Eastman Announces First-Quarter 2008 Financial Results

KINGSPORT, Tenn., April 24, 2008 – Eastman Chemical Company (NYSE:EMN) today announced earnings from continuing operations of $1.46 per diluted share for first quarter 2008 versus $1.10 per diluted share for first quarter 2007. Excluding the items described in the following paragraph, first-quarter 2008 earnings from continuing operations were $1.48 per diluted share, while first-quarter 2007 earnings from continuing operations were $1.19 per diluted share. For reconciliations to reported company and segment earnings, see Tables 3, 5 and 6 in the accompanying first-quarter 2008 financial tables.   For discussion of discontinued operations, see “Discontinued Operations” paragraph in this release.

Included in the results for first quarter 2008 were asset impairments and restructuring charges of $17 million ($12 million after tax), primarily severance and pension charges from the decision to close a previously impaired site in the United Kingdom, accelerated depreciation costs of $2 million ($1 million after tax), and net deferred tax benefits of $11 million.  First- quarter 2007 results included accelerated depreciation costs of $14 million ($9 million after tax).

"Despite considerable economic uncertainty in the U.S., our first-quarter earnings per share excluding items increased by 24 percent year-over-year,” said Brian Ferguson, chairman and CEO. "We continue to make good progress offsetting high and volatile raw material and energy costs, and we also benefit from our global geographic profile and diverse product portfolio."

_______________________________________________________________________________________________________________________________________
(In millions, except per share amounts)                                                                                                                     1Q2008                       1Q2007
Sales revenue                                                                                                                           $1,727                         $1,637
Earnings per diluted share from continuing operations                                                                                              $1.46                          $1.10
Earnings per diluted share from continuing operations
excluding accelerated depreciation costs,
asset impairments and restructuring
charges, and net deferred tax benefits*                                                                                                         $1.48                         $1.19
Net cash (used in) operating activities                                                                                                                           ($53)                          ($66)
_________________________________________________________________________________________________________________________________________
*For reconciliations to reported company and segment earnings see Tables 3, 5 and 6 in the accompanying first-quarter 2008 financial tables.

Sales revenue for first quarter 2008 was $1.7 billion, a 6 percent increase over first quarter 2007.  Sales revenue for both first quarter 2008 and first quarter 2007 included contract ethylene sales resulting from the fourth quarter 2006 divestiture of the polyethylene business.  Also included in first quarter 2008 sales revenue was contract polymer intermediates sales resulting from the fourth quarter 2007 divestiture of PET polymers manufacturing facilities and related businesses in Mexico and Argentina.  First-quarter 2007 sales revenue included sales from the divested Mexico and Argentina PET manufacturing facilities.  Excluding these items for both periods, sales revenue increased by 9 percent as higher selling prices more than offset a decline in sales volume of 2 percent. For reconciliations to reported company and segment sales revenue, see Tables 4 and 5 in the accompanying first-quarter 2008 financial tables.

Operating earnings in first quarter 2008 were $168 million compared with operating earnings of $154 million in first quarter 2007. Excluding asset impairments and restructuring charges in first quarter 2008 and accelerated depreciation costs in both periods, operating earnings were $187 million in first quarter 2008 compared with $168 million in first quarter 2007. The increase was due to improved operating results in the Performance Polymers and Fibers segments. The company's first-quarter 2008 raw material and energy costs increased by greater than $150 million compared with first quarter 2007.

Segment Results 1Q 2008 versus 1Q 2007

Coatings, Adhesives, Specialty Polymers and Inks – Sales revenue increased by 13 percent primarily due to higher selling prices in response to higher raw material and energy costs and the favorable euro versus the U.S. dollar exchange rate.  Sales volume increased slightly as higher volume in Europe and Asia more than offset lower volume in North America.  Operating earnings for the segment declined to $59 million in first quarter 2008 from $65 million in first quarter 2007 as higher raw material and energy costs were partially offset by higher selling prices.

Fibers – Sales revenue increased by 8 percent due to increased sales volume and higher selling prices. The increased sales volume was attributed to customer buying patterns for acetate tow product lines in the Asia Pacific region. The higher selling prices were in response to higher raw material and energy costs, particularly for wood pulp and methanol. Operating earnings increased to $68 million in first quarter 2008, a new quarterly record, compared with $59 million in first quarter 2007 primarily due to increased sales volume and higher selling prices.

Performance Chemicals and Intermediates – Sales revenue increased by 12 percent as higher selling prices more than offset lower sales volume.  Both selling prices and sales volume were significantly impacted by contract ethylene sales resulting from the divestiture of the polyethylene business in fourth quarter 2006. Excluding the contract ethylene sales, PCI's sales revenue increased 9 percent due to higher selling prices which more than offset an 8 percent decline in sales volume. The lower sales volume was primarily due to lower production volumes for bulk olefins product lines resulting from the previously reported shutdown of a cracking unit in fourth quarter 2007. Operating earnings, excluding asset impairments and restructuring charges and accelerated depreciation costs, were $61 million in first quarter 2008, equal to first quarter 2007, as higher selling prices offset both higher raw material and energy costs and lower sales volume.

Performance Polymers –Sales revenue declined by 13 percent primarily due to the divestiture of the PET polymers manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Excluding contract polymer intermediate sales to divested manufacturing facilities, sales revenue from U.S. PET manufacturing sites increased 11 percent as higher selling prices in response to higher raw material and energy costs more than offset sales volume that declined by 3 percent due to actions associated with the continued transformation of the PET business. First quarter 2008 and 2007 results included accelerated depreciation costs of $1 million and $7 million, respectively, while first quarter 2008 results also included asset impairments and restructuring charges of $1 million. Excluding these items for both periods, operating results for U.S. PET manufacturing sites improved to a loss of $4 million in first quarter 2008 compared to a loss of $25 million in first quarter 2007. The improvement was due primarily to improved operation of the company's South Carolina PET facility based on IntegRex™ technology.  With the closing of the sale of its European PET and PTA assets in first quarter 2008, the company has completed the divestiture of all of its PET and PTA assets located outside the U.S.

Specialty Plastics – Sales revenue increased by 6 percent due primarily to favorable foreign currency exchange rates.  Sales volume increased slightly as increased volume for copolyester products in packaging, consumer and durable goods was mostly offset by lower volumes elsewhere.  Operating earnings were $17 million in first quarter 2008 compared with $18 million in first quarter 2007.  The slight decline was due to higher raw material and energy costs which were mostly offset by favorable foreign currency exchange rates.

Discontinued Operations

In first quarter 2008, the company completed the sale of its PET polymers and PTA manufacturing facilities in the Netherlands and the PET polymers manufacturing facility in the United Kingdom and related businesses for approximately $340 million, subject to working capital adjustments, and retained approximately $10 million of working capital.  The company recognized a gain of $18 million, net of tax, related to the sale of these businesses.  During first quarter 2007, the company recorded asset impairments and restructuring charges of $21 million for its PET polymers manufacturing facility in Spain, which it sold in second quarter 2007.  With the closing of the sale of the company's European PET and PTA assets in first quarter 2008, the company has exited the PET business in the European region.  Results from sales of PET products manufactured at the Spain, the Netherlands, and the United Kingdom sites, including impairments and restructuring charges of those operations, and gains and losses from disposal of those assets and businesses, are presented as discontinued operations and are therefore not included in results from continuing operations under generally accepted accounting principles.

Cash Flow

Eastman used $53 million in cash in operating activities during first quarter 2008 due primarily to a seasonal build up in working capital.  In first quarter 2007, the company contributed $100 million to its U.S. defined benefit pension plan and does not expect to contribute to that pension plan in 2008.  During first quarter 2008, the company repurchased shares in the amount of $245 million at an average price of $64 per share.

Outlook

Commenting on the outlook for second quarter 2008, Ferguson said:  "Current business conditions include a softening U.S. economy, global economic uncertainty, and volatile raw material and energy costs.  However, due to our global geographic profile and diverse product portfolio, we expect continued solid results in all of our segments during the quarter.  As a result, we expect second-quarter 2008 earnings per share to be slightly above our first quarter 2008 earnings per share of $1.48, excluding gains and charges in both periods related to strategic decisions."

Eastman will host a conference call with industry analysts on April 25 at 8:00 a.m. EDT. To listen to the live webcast or a replay of the conference call, go to www.eastman.com, Investors, Presentations. To listen via telephone, the dial-in number is (913) 312-0865, passcode number 6775748. A telephone replay will be available continuously from 11:00 a.m. EDT, April 25, to 12:00 midnight EDT, May 4, at 888-203-1112, passcode number 6775748.

Eastman manufactures and markets chemicals, fibers and plastics worldwide. It provides key differentiated coatings, adhesives and specialty plastics products; is a major supplier of cellulose acetate fibers; and produces PET polymers for packaging. As a Responsible Care® company, Eastman is committed to achieving the highest standards of health, safety, environmental and security performance. Founded in 1920 and headquartered in Kingsport, Tenn., Eastman is a FORTUNE 500 company with 2007 sales of $6.8 billion and approximately 10,500 employees. For more information about Eastman and its products, visit www.eastman.com.

###

Forward Looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions; raw material and energy costs; costs of and improved financial performance from strategic decisions and actions; 2008 pension contributions; and company and segment earnings for second quarter 2008. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company's filings with the Securities and Exchange Commission, including the Form 10-K filed for 2007 and the Form 10-Q to be filed for first quarter 2008, available on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

b

EASTMAN CHEMICAL COMPANY – EMN	April 24, 2008
5:00 PM EDT

FINANCIAL INFORMATION
April 24, 2008

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), April 25, 2008.

Table of Contents

Item		Page

TABLE 1	Statements of Earnings	1

TABLE 2A	Segment Sales Information	2

TABLE 2B	Sales Revenue Change	2

TABLE 2C	Sales by Region	3

TABLE 2D	Percentage Growth in Sales Volume by Region	3

TABLE 3	Operating Earnings (Loss), Accelerated Depreciation Costs, and Asset Impairments and Restructuring Charges, net	4

TABLE 4	Eastman Chemical Company Detail of Sales Revenue	5

TABLE 5	Performance Polymers Segment Detail of Sales Revenue, Operating Earnings (Loss), Accelerated Depreciation Costs and Asset Impairments and Restructuring Charges, net	6

TABLE 6	Operating Earnings, Earnings, and Earnings Per Share From Continuing Operations Reconciliation	8

TABLE 7	Statements of Cash Flows	9

TABLE 8	Selected Balance Sheet Items	10

During 2007 and first quarter 2008, the company took strategic actions in its Performance Polymers segment for its underperforming polyethylene terephthalate ("PET") manufacturing facilities outside the United States. During second quarter 2007, the company sold its PET manufacturing facility in Spain.   In first quarter 2008, the company sold its PET polymers and purified terephthalic acid ("PTA") production facilities in the Netherlands and its PET production facility in the United Kingdom and the related assets and businesses.  Because the company has exited the PET business in the European region, results from sales of PET products manufactured at the Spain, the Netherlands, and the United Kingdom, including impairments and restructuring charges of those operations, and gains and losses from disposal of those assets and businesses, facilities are presented as discontinued operations and are therefore not included in results from continuing operations for the company or the Performance Polymers segment under generally accepted accounting principles.

EASTMAN CHEMICAL COMPANY – EMN	April 24, 2008
5:00 PM EDT

TABLE 1 – STATEMENTS OF EARNINGS

	First Quarter
(Dollars in millions, except per share amounts)	2008	2007

Sales	$1,727	$1,637
Cost of sales	1,390	1,351
Gross profit	337	286

Selling, general and administrative expenses	110	98
Research and development expenses	42	34
Asset impairments and restructuring charges, net	17	--
Operating earnings	168	154

Interest expense, net	16	17
Other (income) charges, net	(1)	(3)
Earnings from continuing operations before income taxes	153	140
Provision for income taxes from continuing operations	38	47
Earnings from continuing operations	$115	$93

Loss from discontinued operations, net of tax	--	(3)
Gain (loss) from disposal of discontinued operations, net of tax	18	(13)
Net earnings	$133	$77

Basic earnings per share
Earnings from continuing operations	$1.47	$1.11
Earnings (loss) from discontinued operations	0.23	(0.19)
Basic earnings per share	$1.70	$0.92

Diluted earnings per share
Earnings from continuing operations	$1.46	$1.10
Earnings (loss) from discontinued operations	0.22	(0.19)
Diluted earnings per share	$1.68	$0.91

Shares (in millions) outstanding at end of period	76.2	84.1

Shares (in millions) used for earnings per share calculation
Basic	78.2	83.9
Diluted	79.2	85.0

EASTMAN CHEMICAL COMPANY – EMN	April 24, 2008
5:00 PM EDT

TABLE 2A – SEGMENT SALES INFORMATION

	First Quarter
(Dollars in millions)	2008	2007
Sales by Segment
Coatings, Adhesives, Specialty Polymers, and Inks	$389	$345
Fibers	254	234
Performance Chemicals and Intermediates	556	498
Performance Polymers	304	348
Specialty Plastics	224	212
Total Eastman Chemical Company	$1,727	$1,637

TABLE 2B – SALES REVENUE CHANGE

First Quarter 2008 Compared to First Quarter 2007
Change in Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Coatings, Adhesives, Specialty Polymers, and Inks	13%	2%	7%	2%	2%
Fibers	8%	5%	5%	(2) %	-- %
Performance Chemicals and Intermediates (1)	12%	(9) %	18%	2%	1%
Performance Polymers (2)(3)	(13) %	(22) %	9%	-- %	-- %
Specialty Plastics	6%	1%	1%	1%	3%

Total Eastman Chemical Company	6%	(6) %	10%	1%	1%

(1)  Included in 2008 and 2007 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the polyethylene ("PE") businesses.  Refer to Table 4 for more information.

(2)  Sales revenue in 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

 (3)  Included in 2007 sales revenue are sales revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007. Refer to Tables 4 and 5 for more information.

EASTMAN CHEMICAL COMPANY – EMN	April 24, 2008
5:00 PM EDT

TABLE 2C – SALES BY REGION

	First Quarter
(Dollars in millions)	2008	2007

Sales by Region
United States and Canada (1)	$1,056	$967
Europe, Middle East, and Africa	254	218
Asia Pacific	275	253
Latin America (2)(3)	142	199
	$1,727	$1,637

(1) Included in 2008 and 2007 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.

(2)  Included in 2007 sales revenue are sales from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007. Refer to Tables 4 and 5 for more information.

(3)  Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses. Refer to Tables 4 and 5 for more information.

TABLE 2D – PERCENTAGE GROWTH IN SALES VOLUME BY REGION

First Quarter, 2008 Compared to First Quarter, 2007
Regional sales volume growth
United States and Canada(1)	(6) %
Europe, Middle East, and Africa	11%
Asia Pacific	(4) %
Latin America(2)(3)	(30) %

(1) Included in 2008 and 2007 sales revenue are contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses. Refer to Table 4 for more information.

(2)  Included in 2007 sales revenue are sales from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  Refer to Tables 4 and 5 for more information.

(3)  Included in 2008 sales revenue are contract polymer intermediates sales under the transition supply agreement related to the divestiture of the Mexican and Argentine businesses. Refer to Tables 4 and 5 for more information.

EASTMAN CHEMICAL COMPANY – EMN	April 24, 2008
5:00 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET

	First Quarter
(Dollars in millions)	2008	2007
Operating Earnings by Segment and Items
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings	$59	$65

Fibers
Operating earnings	68	59

Performance Chemicals and Intermediates
Operating earnings	44	54
Accelerated depreciation costs included in costs of goods sold	1	7
Asset impairments and restructuring charges, net	16	--
Operating earnings excluding items	61	61

Performance Polymers
Operating loss	(6)	(32)
Accelerated depreciation costs included in costs of goods sold	1	7
Asset impairments and restructuring charges, net	1	--
Operating loss excluding items	(4)	(25)

Specialty Plastics
Operating earnings	17	18

Total Operating Earnings by Segment and Items
Total operating earnings	182	164
Total accelerated depreciation costs included in costs of goods sold	2	14
Total asset impairments and restructuring charges, net	17	--
Total operating earnings excluding items	201	178

Other (1)
Operating loss	(14)	(10)

Total Eastman Chemical Company
Total operating earnings	$168	$154
Total accelerated depreciation costs included in costs of goods sold	2	14
Total asset impairments and restructuring charges, net	17	--
Total operating earnings excluding items	$187	$168

(1)  Expenses not identifiable to an operating segment are not included in segment operating results and are shown as "other" operating losses

EASTMAN CHEMICAL COMPANY – EMN	April 24, 2008
5:00 PM EDT

TABLE 4 – EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

First Quarter
(Dollars in millions)	2008

Sales Revenue	$1,727
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	92
Performance Polymers – contract polymer intermediates sales (3)	56
Sales revenue excluding listed items	$1,579

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2007	2007	2007	2007	2007

Sales Revenue	$1,637	$1,764	$1,692	$1,737	$6,830
Less: Performance Chemicals and Intermediates – contract ethylene sales (1)	70	74	84	86	314
Performance Polymers – PET sales from Mexico and Argentina manufacturing facilities (2)	125	110	90	88	413
Performance Polymers – contract polymer intermediates sales (3)	--	--	--	23	23
Sales revenue excluding listed items	$1,442	$1,580	$1,518	$1,540	$6,080

(1) Sales revenue for 2008 and 2007 included contract ethylene sales under the transition supply agreement related to the divestiture of the PE businesses in fourth quarter 2006.

 (2) Sales revenue for 2007 included sales revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  These sales are not presented as discontinued operations due to the Performance Polymers segment's continuing involvement in the Latin American region and polymer intermediates sales to the divested facilities.

(3) Sales revenue for 2008 and 2007 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.

EASTMAN CHEMICAL COMPANY – EMN	April 24, 2008
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET

First Quarter
(Dollars in millions)	2008

Sales revenue - U.S. PET manufacturing facilities	$304

Less: contract polymer intermediates sales (1)	56
Sales revenue - U.S. PET manufacturing facilities excluding contract sales	$248

Operating loss - U.S. PET manufacturing facilities (2)	$(6)

Operating loss excluding items - U.S. PET manufacturing facilities (2)(3)	$(4)

(1) Sales revenue for 2008 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.

(2) Includes allocated costs not included in discontinued operations, some of which may remain and could be reallocated to the remainder of the segment and other segments.
(3) Items are accelerated depreciation costs of $1 million and asset impairments and restructuring charges, net of $1 million.

[Table 5 continued next page]

EASTMAN CHEMICAL COMPANY – EMN	April 24, 2008
5:00 PM EDT

TABLE 5 – PERFORMANCE POLYMERS SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS), ACCELERATED DEPRECIATION COSTS, ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES, NET (continued)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2007	2007	2007	2007	2007

Sales revenue - PET product lines (1)	$348	$382	$340	$343	$1,413

Less: sales from Mexico and Argentina PET manufacturing facilities (2)	125	110	90	88	413
Sales revenue - U.S. PET manufacturing facilities	223	272	250	255	1,000

Less: contract polymer intermediates sales (3)	--	--	--	23	23
Sales revenue - U.S. PET manufacturing facilities excluding contract sales	$223	$272	$250	$232	$977

Operating loss - PET product lines (1)(5)	$(32)	$(21)	$(128)	$(26)	$(207)

Less: operating loss from sales from Mexico and Argentina PET manufacturing facilities (2)(4)	--	(4)	(121)	(2)	(127)
Operating loss - U.S. PET manufacturing facilities (4)(5)	$(32)	$(17)	$(7)	$(24)	$(80)

Operating loss excluding items - PET product lines (1)(5)(6)	$(25)	$(14)	$(7)	$(19)	$(65)

Less: operating loss excluding items from sales from Mexico and Argentina PET manufacturing facilities (2)(4)(7)	--	(4)	(4)	(4)	(12)
Operating loss excluding items - U.S. PET manufacturing facilities (4)(5)(8)	$(25)	$(10)	$(3)	$(15)	$(53)

(1) During 2007, the Performance Polymers segment consisted primarily of the company's PET product lines, and also included various polymer intermediate derivatives.  The PE product lines were divested in 2006.

 (2) Sales revenue and operating results for 2007 included sales revenue from PET manufacturing facilities and related businesses in Mexico and Argentina divested in fourth quarter 2007.  These sales are not presented as discontinued operations due to the Performance Polymers segment's continuing involvement in the Latin American region and polymer intermediates sales to the divested facilities.

(3) Sales revenue for 2007 included contract polymer intermediates sales under the transition supply agreement related to the divestiture of the PET manufacturing facilities and related businesses in Mexico and Argentina in fourth quarter 2007.

(4) Includes allocated costs consistent with the company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.
(5) Includes allocated costs not included in discontinued operations, some of which may remain and could be reallocated to the remainder of the segment and other segments.

(6) Items are accelerated depreciation costs and asset impairments and restructuring charges (gains).  Asset impairments and restructuring charges (gains) were $1 million, $114 million, and $(2) million in second, third and fourth quarters 2007, respectively.  Accelerated depreciation costs were $7 million, $6 million, $7 million, and $9 million, first, second, third, and fourth quarters 2007, respectively.

(7) Items are asset impairments and restructuring charges (gains) relating to the Mexico and Argentina PET manufacturing facilities, and were $117 million and $(2) million in third and fourth quarters 2007, respectively.

(8) Items are accelerated depreciation costs and asset impairments and restructuring charges (gains) related to U.S. PET manufacturing sites.  Asset impairment and restructuring charges (gains) were $1 million and $(3) million in second and third quarters 2007, respectively.  Accelerated depreciation costs were $7 million, $6 million, $7 million, and $9 million, first, second, third, and fourth quarters 2007, respectively.

EASTMAN CHEMICAL COMPANY – EMN	April 24, 2008
5:00 PM EDT

TABLE 6 –OPERATING EARNINGS, EARNINGS, AND EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION

EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS EXCLUDING CERTAIN ITEMS

	First Quarter 2008
		Earnings from Continuing Operations
(Dollars in millions)	Operating Earnings	Before Tax	After Tax	Per Diluted Share

As reported	$168	$153	$115	$1.46

Certain Items:
Accelerated depreciation costs included in costs of goods sold	2	2	1	0.01
Asset impairments and restructuring charges	17	17	12	0.15
Net deferred tax benefits related to the previous divestiture of businesses	--	--	(11)	(0.14)
Excluding certain items	$187	$172	$117	$1.48

	First Quarter 2007
		Earnings from Continuing Operations
(Dollars in millions)	Operating Earnings	Before Tax	After Tax	Per Diluted Share

As reported	$154	$140	$93	$1.10

Certain Items:
Accelerated depreciation costs included in costs of goods sold	14	14	9	0.09
Excluding certain items	$168	$154	$102	$1.19

EASTMAN CHEMICAL COMPANY – EMN	April 24, 2008
5:00 PM EDT

TABLE 7 – STATEMENTS OF CASH FLOWS

	First Three Months
(Dollars in millions)	2008	2007

Cash flows from operating activities
Net earnings	$133	$77

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	65	84
Asset impairments	1	22
Gains on sale of assets	(7)	--
Provision (benefit) for deferred income taxes	(56)	(15)
Changes in operating assets and liabilities:
(Increase) decrease in receivables	(40)	(29)
(Increase) decrease in inventories	(116)	15
Increase (decrease) in trade payables	(47)	(80)
Increase (decrease) in liabilities for employee benefits and incentive pay	(61)	(165)
Other items, net	75	25

Net cash provided by (used in) operating activities	(53)	(66)

Cash flows from investing activities
Additions to properties and equipment	(132)	(86)
Proceeds from sale of assets and investments	323	(2)
Additions to capitalized software	(3)	(3)
Other items, net	(6)	--

Net cash provided by (used in) investing activities	182	(91)

Cash flows from financing activities
Net increase (decrease) in commercial paper, credit facility and other borrowings	48	73
Dividends paid to stockholders	(35)	(38)
Treasury stock purchases	(245)	(33)
Proceeds from stock option exercises and other items	7	49

Net cash provided by (used in) financing activities	(225)	51

Effect of exchange rate changes on cash and cash equivalents	1	--

Net change in cash and cash equivalents	(95)	(106)

Cash and cash equivalents at beginning of period	888	939

Cash and cash equivalents at end of period	$793	$833

EASTMAN CHEMICAL COMPANY – EMN	April 24, 2008
5:00 PM EDT

TABLE 8 – SELECTED BALANCE SHEET ITEMS

	March 31,	March 31,
(Dollars in millions)	2008	2007

Current Assets	$2,231	$2,382

Net Properties	2,907	2,994

Other Assets	668	698

Total Assets	$5,806	$6,074

Payables and Other Current Liabilities	$1,036	$993

Short-term Borrowings	72	--

Long-term Borrowings	1,557	1,595

Other Liabilities	1,245	1,381

Stockholders’ Equity	1,896	2,105

Total Liabilities and Stockholders’ Equity	$5,806	$6,074